UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Conor Medsystems, Inc. (the “Company”) approved cash bonus payments to the Company’s executive officers in accordance with the 2005 Bonus Plan. The cash bonus payments were based on the Compensation Committee’s evaluation of certain corporate and individual performance objectives achieved during 2005. The terms of the 2005 Bonus Plan were described under the heading, “Item 1.01. Entry into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K, filed with the SEC on June 24, 2005. The Compensation Committee also approved annual salaries for 2006 for the Company’s executive officers which will be effective as of March 1, 2006. The 2005 cash bonus information and the 2006 salary information for the executive officers are set forth on Exhibit 10.33 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.33	2006 Executive Officer Cash Compensation Arrangements.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOR MEDSYSTEMS, INC.

Dated: February 27, 2006	By:	/s/ Michael Boennighausen Michael Boennighausen Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Description
10.33	2006 Executive Officer Cash Compensation Arrangements.

3